Exhibit 11


                              [CREO LETTERHEAD]


                                                     January 29, 2003


HarbourVest Partners VI--Direct Fund, L.P.
c/o HarbourVest Partners, LLC
One Financial Center, 44th Floor
Boston, Massachusetts 02111

Dear Sirs:

     The undersigned parties agree to amend and restate the letter agreement previously entered into between them to provide for the terms set forth below and each of the undersigned parties hereto agrees that this letter agreement shall supercede and replace in its entirety such earlier letter agreement. Therefore, this will confirm our agreement with respect to the purchase of 1,532,052 shares (the "Shares") of common stock, par value $.0001 per share ("Printcafe Common Stock"), of Printcafe Software, Inc. ("Printcafe") from you:

     1. We have agreed that we will purchase the Shares from you in exchange for an aggregate purchase price of U.S.$1,991,667.60 (the "Purchase Price"). The Purchase Price shall be payable in an aggregate number of common shares, without par value ("Creo Shares"), of Creo Inc. ("Creo") equal to the quotient of (i) the Purchase Price divided by (ii) the average of the daily weighted average trading price for Creo Shares on the Toronto Stock Exchange (converted into U.S. dollars) for the 5 consecutive trading days ending on the third trading day before the Closing (as defined below).

     2. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017 at 8:00 a.m. New York City Time on January 30, 2003. At the Closing, you shall deliver or cause to be delivered to us (i) certificates representing the number of Shares being purchased pursuant to the terms hereof, endorsed in blank or accompanied by duly executed stock powers, in either case with the signatures thereon guaranteed by a financial institution which is a member of an applicable Medallion Program (or, for those Shares held in book-entry form, cause the book-entry transfer of such Shares to such brokerage account as we shall specify by notice given to you prior to the Closing) and (ii) an opinion of counsel in the form previously delivered to us. At the Closing, we shall deliver to you the Purchase Price payable in Creo Shares by delivery of one or more stock certificate(s) evidencing the Creo Shares registered in such name(s) as you may have requested prior to the Closing. At your option, exercised by notice to us prior to the Closing, you may elect to receive payment of the Purchase Price in cash in lieu of Creo Shares.

     3. If, within the period ending two years after the Closing, we purchase, directly or indirectly, additional shares of Printcafe Common Stock (the "Additional Shares") in an Acquisition Triggering Transaction at a per share purchase price that is greater than the per share Purchase Price paid for the Shares, we will pay to you promptly after the completion of the Acquisition Triggering Transaction the excess, if any (the "Acquisition Additional Amount") of (x) the product of (i) the weighted average per share purchase price we paid for the Additional Shares in such Acquisition Triggering Transaction, multiplied by (ii) the number of Shares, over (y) the Purchase Price for

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the Shares. Such Acquisition Additional Amount shall be payable in that number of Creo Shares equal to the quotient of (i) the Acquisition Additional Amount divided by (ii) the average of the daily weighted average trading price for Creo Shares on the Toronto Stock Exchange (converted into U.S. dollars) for the 5 consecutive trading days ending on the third trading day before the date on which the Triggering Transaction is consummated.

     4. If, within the period ending two years after the Closing, we sell, directly or indirectly, 25% or more of the shares of Printcafe Common Stock that we own in a Disposition Triggering Transaction or a Disposition Triggering Transaction involving the liquidation or dissolution of Printcafe occurs, we will pay to you promptly after the completion of the Disposition Triggering Transaction 100% of the excess, if any (the "Disposition Additional Amount") of (x) the product of (i) the weighted average per share purchase price (or payment upon the liquidation or dissolution of Printcafe) we receive for our Printcafe Common Stock in such Disposition Triggering Transaction, multiplied by (ii) the number of Shares, over (y) the Purchase Price for the Shares. Such Disposition Additional Amount shall be payable in that number of Creo Shares equal to the quotient of (i) the Disposition Additional Amount divided by (ii) the average of the daily weighted average trading price for Creo Shares on the Toronto Stock Exchange (converted into U.S. dollars) for the 5 consecutive trading days ending on the third trading day before the date on which the Disposition Triggering Transaction is consummated.

     5. For purposes of paragraphs 3 and 4 above, (x) an "Acquisition Triggering Transaction" means a tender or exchange offer, merger or similar corporate transaction or series of related transactions resulting in us beneficially owning 70% or more of the outstanding Printcafe Common Stock (calculated for this purpose on a fully-diluted basis), or a purchase by us, in one transaction or series of related transactions, of a block of 1,000,000 or more shares of Printcafe Common Stock from another stockholder of Printcafe, and (y) a "Disposition Triggering Transaction" means (i) a merger, tender offer or similar corporate transaction or series of related transactions pursuant to which, or a sale by us of shares of Printcafe Common Stock as a result of which, any person or group other than Creo or its affiliates acquires 70% or more of the outstanding Printcafe Common Stock (calculated for this purpose on a fully-diluted basis) or (ii) the dissolution or liquidation of Printcafe. At your option, exercised by notice to us prior to the consummation of the relevant Acquisition Triggering Transaction or Disposition Triggering Transaction, you may elect to receive payment of the applicable Acquisition Additional Amount or Disposition Additional Amount in cash in lieu of Creo Shares. It is understood and agreed that more than one Acquisition Triggering Transaction or Disposition Triggering Transaction may occur, and that each such event shall be subject to paragraphs 3 or 4 above, as applicable, except that in calculating the relevant Additional Amounts appropriate adjustment shall be made for any prior Additional Amounts paid by us to you pursuant to such paragraphs in order to avoid duplicative payments.

     6. In consideration of our agreement to purchase the Shares from you, you represent and warrant to us as of January 15, 2003, as of the opening of business on January 21, 2003 and as of the date hereof that (i) you are the sole beneficial and record owner of the Shares, and have full legal power and authority to transfer the Shares to us pursuant this letter, (ii) assuming the accuracy of our representation in clauses (iii) and (iv) of Section 7 below, the execution, delivery and consummation by you of this letter agreement, and the transfer of the Shares to us, will not violate any law (including any U.S. securities law) or breach any agreement to which you are party or subject,
(iii) upon delivery of the Shares to us against payment therefor as provided in this letter, we will acquire all of your right and title to the Shares, free and clear of any lien, claim or encumbrance of any kind created or incurred by you (other than a legend as to restrictions on transfer under U.S. securities laws the terms of which you previously provided to us) and (iv) you are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and

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are acquiring the Creo Shares solely for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. You further agree and acknowledge that the Creo Shares have not been and will not be registered under any U.S. or Canadian securities laws and may not be resold or otherwise transferred except in compliance with an applicable exemption from the registration requirements of such laws. You also agree and acknowledge that the certificates or other documents representing the Creo Shares may contain the following, or a substantially similar, legend, which legend shall be removed only upon receipt of an opinion of counsel satisfactory to us that such legend may be so removed:

          THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY U.S. STATE OR CANADIAN SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH SECURITIES LAWS OR UNLESS CREO SHALL HAVE RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER SUCH SECURITIES LAWS IS NOT REQUIRED.

     7. We represent and warrant to you as of January 15, 2003, as of the opening of business on January 21, 2003 and as of the date hereof that (i) the Creo Shares to be issued to you pursuant to this letter agreement have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and non-assessable, (ii) the execution, delivery and consummation by us of this letter agreement, and the payment by us of the Purchase Price to you, including, if applicable, the issuance by us of the Creo Shares to you in satisfaction thereof, will not violate any law (including any U.S. securities law) or breach any agreement to which we are party or subject, (iii) we are an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended (the "Act")), (iv) we are acquiring the Shares solely for our own account and not for or on behalf of any other person or entity and not with a view to or for sale in connection with any distribution thereof and (v) any sales of the Shares will be made in compliance with the Act or any applicable exemption available thereunder. It is understood and agreed that you are making no representation or warranty with respect to Printcafe or the Printcafe Common Stock, except as expressly provided herein, and that we are making our own investment decision with respect to the Shares.

     8. You hereby irrevocably appoint Creo Inc., its officers and designees, and each of them, the attorneys-in-fact and proxies of you, each with full power of substitution, to vote at any annual, special or adjourned meeting of Printcafe's stockholders or otherwise in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, to execute any written consent concerning any matter as such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, the Shares (and with respect to any and all other Shares or other securities or rights issued or issuable in respect of such Shares on or after January 21, 2003). This power of attorney and proxy are irrevocable and are granted in consideration of the payment for such Shares in accordance with the terms of this letter agreement, and shall hereby, without further action, revoke all prior powers of attorney and proxies appointed by you at any time with respect to such Shares (and any such other Shares or securities or rights) and no subsequent powers of attorney, proxies, consent or revocations may be given and (and, if given, will not be deemed effective) by you.

     9. Each of the undersigned parties hereto agree that they shall execute such documents and other papers and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this letter agreement and the transactions contemplated hereby.

     10. We may assign our rights and obligations hereunder to one or more of our subsidiaries, but any such assignment shall not relieve us of our obligations hereunder.

     11. In the event of a stock dividend, stock split, reverse stock split or similar transaction after the date hereof which has the effect of increasing or decreasing the outstanding number of shares of Printcafe Common Stock, all per share amounts specified in this letter agreement shall be appropriately and equitably adjusted to give retroactive effect to such event or transaction.

     Kindly confirm your agreement with the foregoing terms by signing in the applicable place below and returning a copy of this letter to us.

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                                   Very truly yours,

                                   CREO INC.


                                   By: /s/ Mark Dance
                                       ------------------

Accepted and agreed to:

HARBOURVEST PARTNERS VI--DIRECT FUND, L.P.

By:  HarbourVest VI-Direct Associates LLC
     Its General Partner

By:  HarbourVest Partners, LLC
     Its Managing Member

By:  /s/ William A. Johnston
     ----------------------------------
     William A. Johnston
     Managing Director


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     HarbourVest Partners VI--Direct Fund L.P hereby irrevocably elects to exercise its option to receive the Purchase Price or, if applicable, the Acquisition Additional Amount or Disposition Additional Amount in cash.


                                 HARBOURVEST PARTNERS VI--DIRECT FUND L.P.

                                 By: HarbourVest VI--Direct Associates LLC Its General Partner
                                 By:      HarbourVest Partners, LLC
                                          Its Managing Member

                                 By: /s/ William A. Johnston
                                     ------------------------------------
                                     William A. Johnston
                                     Managing Director


Dated: January 29, 2003

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     HarbourVest Partners VI--Direct Fund L.P hereby irrevocably elects to exercise its option to receive the Purchase Price or, if applicable, the Acquisition Additional Amount or Disposition Additional Amount in cash.


                                 HARBOURVEST PARTNERS VI--DIRECT FUND L.P.

                                 By: HarbourVest VI--Direct Associates LLC Its General Partner
                                 By:      HarbourVest Partners, LLC
                                          Its Managing Member

                                 By: /s/ William A. Johnston
                                     ------------------------------------
                                     William A. Johnston
                                     Managing Director


Dated: January 29, 2003